Exhibit 10.1

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), is VERSION 2021001 to be incorporated by reference by the parties as set forth in the relevant confirmation (the “Confirmation”).

W I T N E S E T H:

A. The Seller (as defined in the Confirmation) owns all of the issued and outstanding equity securities of the Underlying Asset defined in the Confirmation (the “Shares”) as set forth against each Shareholder’s name in the Confirmation.

B. The Purchaser (as defined in the Confirmation) desires to purchase from the Shareholders, and the Shareholders desire to sell to the Purchaser, the number of Shares as set forth in the Confirmation in exchange for the number of Common Stock of the Parent Entity (as defined in the Confirmation), on the terms and subject to the conditions set forth in this Agreement (the “Exchange”).

C. As a result of the Exchange, the Purchaser will become the holder of the Relevant Percentage (as defined in the Confirmation) of the Underlying Asset.

D. Certain capitalized terms used in this Agreement are defined in the Confirmation and in the Exhibits hereto.

AGREEMENT

In consideration of the agreements, provisions and covenants set forth below, the Purchaser, the Underlying Asset and the Seller hereby agree as follows:

ARTICLE I.

EXCHANGE OF SHARES

1.1	Agreement to Sell.

Upon the terms and subject to all of the conditions contained herein, each of the Shareholders hereby agrees to sell, assign, transfer and deliver to the Purchaser the number of Shares as set forth in Annex A, and the Purchaser hereby agrees to cause the Parent Entity to purchase and accept from each of the Shareholders, on the Closing Date, the number of Shares as set forth in Annex A.

1.2	Purchase Price.

As full consideration for the sale, assignment, transfer and delivery of the Shares by the Shareholders to the Purchaser, and upon the terms and subject to all of the conditions contained herein, the Director Representative and the Purchaser shall cause the Parent Entity to issue and allot to the Shareholders the Relevant Number (as defined in the Confirmation) of Common Stock on a pro rata basis at the Closing.

1.3	Mechanics of Exchange.

(a) At the Closing, each Shareholder shall surrender the certificate or certificates that immediately prior to the Closing represented the Shares it has sold (the “Certificates”) to the exchange agent designated by the Purchaser in exchange for the Common Stock.

(b) Promptly after the Closing, the Purchaser or its designated exchange agent shall make available to each Shareholder a letter of transmittal and instructions for use in effecting the surrender of Certificates in exchange for the Common Stock. Upon surrender of a Certificate to such exchange agent together with the letter of transmittal, duly executed, the Shareholder shall be entitled to receive in exchange therefore such number of the Common Stock as such Shareholder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this Article I.

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1.4	No Fractional Shares.

No fraction of a share of the Common Stock shall be issued in the Exchange. In lieu of fractional shares, the Shareholders upon surrender of their Certificates as set forth in Section 1.3 shall be issued that number of shares of the Common Stock resulting by rounding up to the nearest whole number of shares of the Common Stock that each such Shareholder shall receive as a result of the Exchange.

1.5	Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 9:00 a.m., Hong Kong Time, at the principal administrative offices of the Purchaser, or at a location mutually agreed upon by the Purchaser and the Seller, on or before the Closing Date (as defined in the Confirmation); provided, however, that if all of the other conditions set forth in articles VI and VII hereof are not satisfied or waived, unless this agreement has been terminated under Section 9 hereof, or at such date, the Closing Date shall be the business day following the day on which all such conditions have been satisfied or waived, or at such other date, time and place as the Purchaser, the Underlying Asset and the Seller shall agree.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedule, consisting of information about the Underlying Asset provided by the Seller to the Purchaser in connection with this Agreement (the “Seller or Underlying Asset Disclosure Schedule”), each of the Seller, the Underlying Asset and the Shareholders represents and warrants jointly and severally to the Purchaser that each of the following representations and warranties are true, correct and complete as of the date of this Agreement (or, if a specific date is indicated in any such statement, true and correct as of such specified date):

2.1	Organization and Qualification.

The Underlying Asset is duly incorporated, validly existing and in good standing existing under the laws of Hong Kong and it has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of the Underlying Asset, or (ii) impair the ability of the Underlying Asset to perform its material obligations under this Agreement. The Underlying Asset is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. The Seller and the Underlying Asset each has as part of the Seller or Underlying Asset Disclosure Schedule, a list of those jurisdictions in which the Underlying Asset presently conducts its business, owns, holds and operates its properties and assets.

2.2	Key Assets.

The Underlying Asset shall have completed and evidenced its acquisition of Key Assets as defined in the Confirmation from the relevant person in such form as deemed satisfactory to the Purchaser.

Except as stated above, the Underlying Asset does not, directly or indirectly, have any equity or other interest, or rights to obtain such equity or other interests in any corporation, partnership, joint venture, firm, association, entity or business enterprise, and is not party to any agreement to acquire such an interest.

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2.3	Articles of Incorporation and Bylaws.

The copies of the charter document and corporate governance document of the Underlying Asset (collectively, the “Organizational Documents”) that have been delivered to the Purchaser prior to the execution of this Agreement are true, accurate and complete and have not been amended or repealed. The Underlying Asset is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches which, in the aggregate, will not have a Material Adverse Effect on the Underlying Asset.

2.4	Authorization and Validity of this Agreement.

All corporate actions taken by the Seller or the Underlying Asset in connection with this Agreement and any Transaction Agreements will be duly authorized on or prior to the Closing. This Agreement and each of the Transaction Agreements constitute the legal, valid and binding obligation of each person or entity who is a party thereto (other than the Purchaser), enforceable against each such person or entity in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Each of the Seller Shareholder and the Underlying Asset has all requisite legal capacity to execute and deliver this Agreement and the Transaction Agreements to which he or she is a party, and to perform its, his or her obligations hereunder and thereunder. The execution and delivery by each of the Seller, the Underlying Asset and each of the Shareholders of this Agreement and the Transaction Agreements (to the extent either is a party thereto), and the consummation of the transactions contemplated herein and therein (the “Transactions”) have been authorized by all necessary corporate or other action on the part of the Seller, the Underlying Asset and each of the Shareholders. This Agreement and the Transaction Agreements have been duly executed and delivered by the parties thereto (other than the Purchaser).

2.5	No Violation.

Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the consummation or performance of any of the Transactions by the Seller, the Underlying Asset or the Shareholders will directly or indirectly:

(i) violate or conflict with any provision of the Organizational Documents of the Underlying Asset; (B) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which the Underlying Asset or any of its assets are bound or result in the creation of any Liens upon the Underlying Asset or any of its Key Assets; (C) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body; (D) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to the Underlying Asset or Shareholders or the Seller or any of the Key Assets; or (E) result in cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the Underlying Asset or which are necessary or desirable for the conduct of the business of or relating to the Underlying Asset; or

(ii) to the knowledge of the Seller, the Underlying Asset or any of the Shareholders, cause the Purchaser or the Underlying Asset to become subject to, or to become liable for the payment of, any Tax (as hereinafter defined) or cause any of the assets owned by the Underlying Asset to be reassessed or revalued by any taxing authority or other Governmental Body.

None of the Seller, the Underlying Asset or the Shareholders is or will be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a “Consent”) from any person or entity (including, without limitation, any Governmental Body) in connection with (i) the execution and delivery of this Agreement or any of the Transaction Agreements, or (ii) the consummation or performance of any of the Transactions.

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2.6	Capitalization and Related Matters.

(a) Capitalization. The Underlying Asset has issued and outstanding the Underlying Asset Number of shares of capital stock. Except as set forth in the preceding sentence, no other class of capital stock or other security of the Seller is authorized, issued, reserved for issuance or outstanding. The Shareholders, as of the Closing Date, are the lawful, record and beneficial owners of the number of Shares of the Underlying Asset as set forth against each Seller’s name on the Confirmation attached hereto. The Shareholders have, as of the date hereof and as of the Closing Date, valid and marketable title to their respective Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws) and are the lawful, record and beneficial owners of all of the Shares. Except as is issued to and held by the Shareholders or the Underlying Asset, no other capital stock or other security of the Underlying Asset, as applicable, is authorized, issued, reserved for issuance or outstanding. At the Closing, the Purchaser will be vested with good and marketable title to the Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws). No legend or other reference to any purported Lien appears upon any certificate representing the Shares. Each of the Shares has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding capital or other securities of the Underlying Asset was issued, redeemed or repurchased in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other securities or “blue sky” laws.

(b) No Redemption Requirements. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any kind or character by which the Underlying Asset or any of the Shareholders is obligated to issue, deliver, transfer or sell, or cause to be issued, delivered, transferred or sold, any shares of capital stock or other securities of the Underlying Asset. There are no outstanding contractual obligations (contingent or otherwise) of the Underlying Asset to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Underlying Asset or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

2.7	Compliance with Laws and Other Instruments.

Except as would not have a Material Adverse Effect, the business and operations of the Underlying Asset has been and are being conducted in accordance with all applicable foreign, federal, provincial and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. There are no permits, bonuses, registrations, consents, approvals, authorizations, certificates, or any waiver of the foregoing, which are required to be issued or granted by a Governmental Body for the conduct of the Business as presently conducted or the ownership of the Key Assets. The Underlying Asset is not, and has not received notice alleging that it is, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Underlying Asset is a party or by which any of the properties, assets or rights of the Underlying Asset are bound or affected. To the knowledge of the Seller and or Underlying Asset, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Underlying Asset is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Underlying Asset is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Seller or Underlying Asset, any event or circumstance relating to the Seller or the Shareholders that materially and adversely affects in any way the business, properties, assets or prospects of the Underlying Assets or that prohibits the Seller or the Shareholders from entering into this Agreement and the Transaction Agreements or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement, the Transaction Agreements or the consummation of the Transactions contemplated hereby or thereby.

2.8	Certain Proceedings.

There are no outstanding or pending preceding that has been commenced against or involving the Seller or the Underlying Asset or any of its assets and, to the knowledge of the Seller and the Shareholders, no matters of the foregoing nature are contemplated or threatened. None of the Seller or the Shareholders or Underlying Asset have been charged with, and is not threatened with, or under any investigation with respect to, any allegation concerning any violation of any provision of any federal, provincial, local or foreign law, regulation, ordinance, order or administrative ruling, and is not in default with respect to any order, writ, injunction or decree of any Governmental Body.

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2.9	No Brokers or Finders.

None of the Seller, the Shareholders, the Underlying Asset or any officer, director, independent contractor, consultant, agent or employee of any of the foregoing has engaged any finder, broker, intermediary, investment bank or similar party or agreed to pay or has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Transactions. The Seller and the Shareholders shall jointly and severally indemnify and hold the Purchaser harmless against any liability or expense arising out of, or in connection with, any such claim or a breach of this section.

2.10	Title to and Condition of Properties.

The Underlying Asset has good, valid and marketable title to all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible) reflected as owned in its books and records and the Key Assets, free and clear of all Liens. The Underlying Asset owns or holds under valid leases or other rights to use all real property, plants, machinery, equipment and all assets necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery, equipment and assets would not have a Material Adverse Effect on the Underlying Asset. No Person other than the Underlying Asset owns or has any right to the use or possession of the assets used in the business relating to the Underlying Asset. The material buildings, plants, machinery and equipment necessary or desirable for the conduct of the business of the Underlying Asset as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

2.11	Absence of Undisclosed Liabilities.

The Underlying Asset has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether asserted or unasserted, whether due or to become due, whether or not known to the Seller) arising out of any transaction entered into prior to the Closing Date or any act or omission prior to the Closing Date which individually or taken together would constitute a Material Adverse Effect on the Underlying Asset and have no debt, obligation or liability to each other or any of the Shareholders or their affiliates, except to the extent specifically set forth on or reserved against on the Balance Sheet of the Underlying Asset.

The financial statements are consistent with the books and records of the Underlying Asset and fairly present in all material respects the financial condition, assets and liabilities of the Underlying Asset, as applicable, taken as a whole, as of the dates and periods indicated, and were prepared in accordance with GAAP (except as otherwise indicated therein or in the notes thereto).

2.12	Changes.

The Underlying Asset has not, since the date of its incorporation:

(a) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(b) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects which would have a Material Adverse Effect;

(c) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the Ordinary Course of Business;

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(d) Compensation and Bonuses. Made any payments of any bonuses or compensation other than regular salary payments, or increase in the salaries, or payment on any of its debts in the Ordinary Course of Business, to any of its shareholders, directors, officers, employees, independent contractors or consultants or entry into by it of any employment, severance, or similar contract with any director, officer, or employee, independent contractor or consultant; Adopted, or increased in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(e) Liens. Created or permitted to exist any Lien on any of its properties or assets other than Permitted Liens;

(f) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into any of its capital stock; granted any registration rights with respect to shares of its capital stock; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock of any other entity;

(g) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(h) Material Contracts. Terminated or modified any of its Material Contract except for termination upon expiration in accordance with the terms of such agreements, a description of which is included in the Seller’s Disclosure Schedule;

(i) Claims. Released, waived or cancelled any claims or rights relating to or affecting the Seller in excess of USD1,000 in the aggregate or instituted or settled any Proceeding involving in excess of USD10,000 in the aggregate;

(j) Discharged Liabilities. Paid, discharged, cancelled, waived or satisfied any claim, obligation or liability in excess of USD1,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(k) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness or commit to any endeavour involving a commitment in excess of USD1,000 in the aggregate, other than contractual obligations incurred in the Ordinary Course of Business;

(l) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(m) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(n) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP or similar internationally recognised accounting standards;

(o) Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.13	Material Contracts.

The Seller has delivered to the Purchaser, prior to the date of this Agreement, true, correct and complete copies of each of the Material Contracts relating to the Underlying Asset.

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(a) No Defaults. The Material Contracts of the Underlying Asset are valid and binding agreements, as applicable, and are in full force and effect and are enforceable in accordance with their terms. Except as would not have a Material Adverse Effect, the Underlying Asset is not in breach or default of any of its Material Contracts to which it is a party and, to the knowledge of the Seller or the Underlying Asset, no other party to any of its Material Contracts is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance has existed that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any of its Material Contracts or (b) permit the Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any of the Material Contracts relating to the Underlying Asset. The Seller or the Underlying Asset has not received any notice and has no knowledge of any pending or threatened modification, cancellation, revocation or termination of any of the Material Contracts to which the Underlying Asset is a party, and there are no renegotiations of, or attempts to renegotiate.

2.14	Tax Returns and Audits.

(a) Tax Returns. (a) All material Tax Returns required to be filed by or on behalf of the Underlying Asset have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (b) all Taxes of the Underlying Asset required to have been paid (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on the balance sheet of the Underlying Asset; (c) no waivers of statutes of limitation have been given or requested with respect to the Underlying Asset in connection with any Tax Returns covering the Underlying Asset or with respect to any Taxes payable by it; (d) no Governmental Body in a jurisdiction where the Underlying Asset does not file Tax Returns has made a claim, assertion or threat to the Underlying Asset that the Underlying Asset is or may be subject to taxation by such jurisdiction; (e) the Underlying Asset has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Body all amounts required to be so collected or withheld for all periods under all applicable laws; (f) there are no Liens with respect to Taxes on the property or assets of the Underlying Asset other than Permitted Liens; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to the Underlying Asset for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of the Underlying Asset made by a Governmental Body in any examination that the Underlying Asset is required to report to the appropriate provincial, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. No state of fact exists or has existed which would constitute ground for the assessment of any tax liability by any Governmental Body. All Tax Returns filed by the Underlying Asset are true, correct and complete.

(b) No Adjustments, Changes. Neither the Underlying Asset nor any other Person on behalf of the Underlying Asset (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of provincial, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of provincial, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of or Tax Return filed or required to be filed by the Underlying Asset, nor is any such claim or dispute pending or contemplated. The Seller has made available to the Purchaser true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Underlying Asset since the Underlying Asset Incorporation Date, and any and all correspondence with respect to the foregoing. The Underlying Asset does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Body in connection with any Tax matter.

(d) No Tax Allocation, Sharing. The Underlying Asset is not a party to any Tax allocation or sharing agreement. The Underlying Asset (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of provincial, local or foreign law), and (b) does not have any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of provincial, local or foreign law) as a transferee or successor, by contract or otherwise.

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2.15	Material Assets.

The financial statements of the Underlying Asset reflect the material properties and assets (real and personal) owned or leased by them.

2.16	Insurance Coverage.

The Underlying Asset has no insurance or general liability policies maintained by the Underlying Asset on its properties and assets.

2.17	Litigation; Orders.

There is no Proceeding (whether federal, provincial, local or foreign) pending or, to the knowledge of the Seller or the Underlying Asset, threatened or appealable against or affecting the Seller or the Underlying Asset or any of the properties, assets, business or employees relating to the Underlying Asset. To the knowledge of the Seller, there is no fact that might result in or form the basis for any such Proceeding. The Seller or the Underlying Asset is not subject to any Orders and has not received any written opinion or memorandum or legal advice from their legal counsel to the effect that the Underlying Asset is exposed, from a legal standpoint, to any liability which would be material to its business. The Underlying Asset is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

2.18	Licenses.

Except as would not have a Material Adverse Effect, the Underlying Asset possesses from the appropriate Governmental Body all licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “PERMITS”). Except as would not have a Material Adverse Effect, the Underlying Asset has not received any notice from any Governmental Body or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary or desirable for the Underlying Asset to engage in its business as currently conducted and to permit the Underlying Asset to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit. The Seller or the Underlying Asset has not received any notice from any Governmental Body or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Persons. All Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

2.19	Interested party Transactions.

No officer, director or shareholder of the Underlying Asset or any Affiliate, Related Person or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, either directly or indirectly, (1) has an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Seller or Underlying Asset, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Seller or Underlying Asset any goods or services; (2) has a beneficial interest in any contract or agreement to which the Underlying Asset is a party or by which it may be bound or affected; or (3) is a party to any material agreements, contracts or commitments in effect as of the date hereof with the Underlying Asset. “Related Person” means: (i) with respect to a particular individual, the individual’s immediate family which shall include the individual’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law; and (ii) with respect to a specified individual or entity, any entity or individual that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity or individual.

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2.20	Governmental Inquiries.

The Seller or Underlying Asset has made available to the Purchaser a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Underlying Asset from (and the response of the Underlying Asset thereto), and each material written statement, report or other document filed by the Underlying Asset with, any Governmental Body since the Underlying Asset Incorporation Date.

2.21	Bank Accounts and Safe Deposit Boxes.

The Seller or Underlying Asset Disclosure Schedule discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by the Underlying Asset, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

2.22	Intellectual Property.

2.22.1    The Disclosure Schedule sets forth a list of all registrations and applications for registration in respect of the Intellectual Property to be conveyed to Purchaser (he “Conveyed IP”). Except as set forth in the Disclosure Schedule, the Underlying Asset owns (beneficially and of record) all right, title and interest in and to all Conveyed IP, free and clear of all Liens, other than Permitted Liens. Except as set forth in the Disclosure Schedule, all of the trademark applications within the Conveyed IP have been duly filed in the jurisdiction named in each such application, are being actively prosecuted and have not been abandoned or allowed to lapse. All domain names in the Conveyed IP have been validly registered with an authorized domain name registrar and the registration therefor is current through the Closing Date. Except as set forth in the Disclosure Schedule, there is no Proceeding that is pending or, to the knowledge of Seller or the Shareholders, threatened that challenges the rights of the Underlying Asset in respect of any Conveyed IP or the validity, enforceability or effectiveness thereof. None of Seller or the Shareholders have received any communication alleging that the Underlying Asset, its actions or the Conveyed IP infringes or has infringed the Intellectual Property rights of any third party and there are no Proceedings that are pending or, to the knowledge of Seller or the Shareholders, threatened against the Underlying Asset with respect thereto. Except as set forth in the Disclosure Schedule, to the knowledge of Seller or the Shareholders, there is no unauthorized use, infringement or misappropriation of the Conveyed IP by any third party and there is no Proceeding that is pending or threatened by Seller, the Shareholders or the Underlying Asset with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Purchaser pursuant to this Agreement of all right, title and interest in and to (i) the Conveyed IP owned by the Underlying Asset throughout the world and (ii) any internet domain names associated with the Underlying Asset.

2.23	Stock Option Plans; Employee Benefits.

The Underlying Asset does not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to the Underlying Asset. The Underlying Asset has no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice similar to the Approved Plans.

2.24	Employee Matters.

(a) No former or current employee of the Underlying Asset is a party to, or is otherwise bound by, any agreement or arrangement (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way adversely affected, affects, or will affect (i) the performance of his, her or its duties to the Underlying Asset, or (ii) the ability of the Underlying Asset to conduct its business.

(b) The Underlying Asset has no employees, directors, officers, consultants, independent contractors, representatives or agents whose contract of employment or engagement cannot be terminated by three months’ notice.

(c) The Underlying Asset is not required or obligated to pay, and since the date if its incorporation, have not paid any moneys to or for the benefit of, any director, officer, employee, consultant, independent contractor, representative or agent of the Underlying Asset.

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(d) The Underlying Asset is in compliance with all applicable laws respecting employment and employment practices, terms and conditions or employment and wages and hours, and is not engaged in any unfair labour practice. There is no labour strike, dispute, shutdown or stoppage actually pending or, to the knowledge of the Underlying Asset or the Shareholders, threatened against or affecting the Underlying Asset.

2.25	Environmental and Safety Matters.

Except as would not have a Material Adverse Effect:

(a) The Underlying Asset has at all times been and is in compliance with all Environmental Laws and Orders applicable to the Underlying Asset, as applicable.

(b) There are no Proceedings pending or, to the knowledge of the Underlying Asset, threatened against the Underlying Asset alleging the violation of any Environmental Law or Environmental Permit applicable to the Underlying Asset or alleging that the Underlying Asset is a potentially responsible party for any environmental site contamination. None of the Underlying Asset or the Shareholders are aware of, or has ever received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

(c) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Body or third Persons under any Environmental Laws applicable to the Underlying Asset.

2.26	Material Customers.

Since the date of its incorporation, none of the Material Customers (as hereinafter defined) of the Underlying Asset has notified any of the Underlying Asset or the Shareholders of their intent to terminate their business with the Underlying Asset because of any dissatisfaction on the part of any such person or entity. The Transactions have not caused any of the Material Customers of the Underlying Asset to terminate or provide notice of their intent or threaten to terminate their business with the Underlying Asset or to notify the Underlying Asset or the Shareholders of their intent not to continue to do such business with the Underlying Asset after the Closing. As used herein, “Material Customers” means those customers from whom the Underlying Asset derives annual revenues in excess of USD5,000.

2.27	Inventories.

All inventories of the Underlying Asset are of good, usable and merchantable quality in all material respects, and, except as set forth in the Seller or Underlying Asset Disclosure Schedule, do not include a material amount of obsolete or discontinued items. Except as set forth in the Seller or Underlying Asset Disclosure Schedule, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of the Underlying Asset , (b) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP or internationally recognised accounting standards, and (c) no write-down in inventory has been made or should have been made pursuant to GAAP or internationally recognised accounting standards during the past two years.

2.28	Money Laundering Laws.

The operations of the Underlying Asset are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no Proceeding involving the Underlying Asset with respect to the Money Laundering Laws is pending or, to the knowledge of the Underlying Asset, threatened.

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2.29	Disclosure.

(a) Any information set forth in this Agreement, the Seller or Underlying Asset Disclosure Schedule, or the Transaction Agreements shall be true, correct and complete in all material respects.

(b) No statement, representation or warranty of the Underlying Asset or the Shareholders in this Agreement (taken with the Schedules) or the Transaction Agreements or any exhibits or schedules thereto contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

(c) Except as set forth in the Seller or Underlying Asset Disclosure Schedule, the Shareholders and the Seller have no knowledge of any fact that has specific application to the Underlying Asset (other than general economic or industry conditions) and that adversely affects the assets or the business, prospects, financial condition, or results of operations of the Underlying Asset.

(d) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the Schedules shall control.

(e) The books of account, minute books and stock record books of the Underlying Asset, all of which have been made available to the Purchaser, are complete and accurate and have been maintained in accordance with sound business practices. Without limiting the generality of the foregoing, the minute books of the Underlying Asset contain complete and accurate records of all meetings held, and corporate action taken, by the shareholders, the boards of directors, and committees of the boards of directors of the Underlying Asset, as applicable, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Shareholders as of the date hereof:

3.1 Organization; Good Standing.

The Purchaser is duly incorporated, validly and in good standing existing under the laws of the place of incorporation, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of the Purchaser, or (ii) impair the ability of the Purchaser to perform its material obligations under this Agreement.

3.2 Common Stock.

The Common Stock, when issued in connection with this Agreement and the other Transactional Agreements, will be duly authorized, validly issued, fully paid and nonassessable. The Purchaser will take all reasonable efforts subsequent to the Closing to cause the Parent Entity to issue and deliver to the Shareholders any portion of the Common Stock not delivered at Closing to the Shareholders in accordance with the terms of this Agreement.

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3.3 Authority; Binding Nature of Agreements.

(a) The execution, delivery and performance of this Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by the Purchaser in connection herewith have been duly authorized by all necessary corporate action on the part of the Purchaser and its board of directors.

(b) This Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by the Purchaser constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, Exchange, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

(c) There is no pending Proceeding, and, to the Purchaser’s knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or the Purchaser’s ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the knowledge of the Purchaser, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

3.4 Non-contravention; Consents.

The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Exchange, by the Purchaser will not, directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a material violation of (i) the Purchaser’s Certificate of Incorporation or Bylaws, or (ii) any resolution adopted by the Purchaser Board or any committee thereof or the stockholders of the Purchaser;

Except for Consents, filings or notices required under the state and federal securities laws or any other laws or regulations or as otherwise contemplated in this Agreement and the other Transactional Agreements, the Purchaser will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of the Exchange.

3.5 Compliance with Applicable Law.

Results of operations or financial condition of the Purchaser, to the Purchaser’s knowledge the Purchaser holds all Governmental Authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of the Purchaser is not being conducted in violation of, any Governmental Authorization applicable to the Purchaser.

3.6 Complete Copies of Requested Reports.

The Purchaser has delivered or made available true and complete copies of each document that has been reasonably requested by the Seller or the Shareholders.

3.7 Full Disclosure.

Neither this Agreement (including all Schedules and exhibits hereto) nor any of the Transactional Agreements contemplated to be executed and delivered by the Purchaser in connection with this Agreement contains any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

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ARTICLE IV.

COVENANTS OF SELLER

4.1 Access and Investigation.

The Seller shall ensure that, at all times during the Pre-Closing Period:

(a) The Seller and their Representatives provide the Purchaser and its Representatives access, at reasonable times and with twenty-four (24) hours’ notice from the Purchaser to the Seller, to all of the premises and assets of the Underlying Asset, to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller, and to responsible officers and employees of the Seller, and the Seller and its Representatives provide the Purchaser and its Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Underlying Asset as the Purchaser may request in good faith;

(b) Each of the Seller and its Representatives confer regularly with the Purchaser upon its request, concerning operational matters and otherwise report regularly (not less than semi-monthly and as the Purchaser may otherwise request) to the Purchaser and discuss with the Purchaser and its Representatives concerning the status of the business, condition, assets, liabilities, operations, and financial performance of the Underlying Asset , and promptly notify the Purchaser of any material change in the business, condition, assets, liabilities, operations, and financial performance of the Underlying Asset , or any event reasonably likely to lead to any such change.

4.2 Operation of the Business.

The Seller or Underlying Asset shall ensure that, during the Pre-Closing Period:

(a) It conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(b) It uses its commercially reasonable efforts to preserve intact its current business organization, keep available and not terminate the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Underlying Asset;

(c) It does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, and does not repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(d) It does not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities;

(e) It does not amend its charter document, corporate governance document or other Organizational Documents, and does not affect or become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) It does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(g) It does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, and does not enter into or amend any agreement with any of its directors, officers or employees;

(h) It does not change any of its methods of accounting or accounting practices in any respect;

(i) It does not make any Tax election;

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(j) It does not commence or take any action or fail to take any action which would result in the commencement of any Proceeding;

(k) It does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, Indebtedness or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse for the obligations of any other person, other than in the Ordinary Course of Business; (iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business; or (v) fail to maintain insurance consistent with past practices for its business and property;

(l) It pays all debts and Taxes, files all of its Tax Returns (as provided herein) and pays or performs all other obligations, when due;

(m) It does not enter into or amend any agreements pursuant to which any other Person is granted distribution, marketing or other rights of any type or scope with respect to any of its services, products or technology;

(n) It does not hire any new officer-level employee;

(o) It does not revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, except as required in the Ordinary Course of Business;

(p) Except as otherwise contemplated hereunder, it does not enter into any transaction or take any other action outside the Ordinary Course of Business; and

(q) It does not enter into any transaction or take any other action that likely would cause or constitute a Breach of any representation or warranty made by it in this Agreement.

4.3 Filings and Consents; Cooperation.

The Seller or Underlying Asset shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by the Underlying Asset or the Shareholders in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is made or given as soon as possible after the date of this Agreement;

(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by the Underlying Asset or the Shareholders in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) It promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by the Underlying Asset during the Pre-Closing Period; and

(d) During the Pre-Closing Period, it and its Representatives cooperate with the Purchaser and the Purchaser’s Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

4.4 Notification; Updates to Disclosure Schedules.

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(a) During the Pre-Closing Period, the Seller or Underlying Asset shall promptly notify the Purchaser in writing of:

(i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by it in this Agreement or in any of the other Transactional Agreements, or that would upon the giving of notice or lapse of time, result in any of its representations and warranties set forth in this agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the express written consent of the Purchaser) and that is contrary to any representation or warranty made by it in this Agreement, or that would upon the giving of notice or lapse of time, result in any of its representations and warranties set forth in this agreement to become untrue or otherwise cause any of the conditions of Closing set forth in Article VI or Article VII not to be satisfied;

(b) If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 4.4(a) requires any material change in the Seller or Underlying Asset Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Seller or Underlying Asset Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then the Seller, as applicable, shall promptly deliver to the Purchaser an update to the Seller or Underlying Asset Disclosure Schedule specifying such change (a “Disclosure Schedule Update”).

(c) It will promptly update any relevant and material information provided to the Purchaser after the date hereof pursuant to the terms of this Agreement.

4.5 Commercially Reasonable Efforts.

During the Pre-Closing Period, the Seller and/or Underlying Asset shall use its commercially reasonable efforts to cause the conditions set forth in Article VI and Article VII to be satisfied on a timely basis and so that the Closing can take place on or before Closing Date, in accordance with Section 1.5, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties of the Seller and/or Underlying Asset set forth in this Agreement becoming untrue, or in any of the conditions of Closing set forth in Article VI or Article VII not being satisfied.

4.6 Confidentiality; Publicity.

The Seller and/or Underlying Asset shall ensure that:

(a) It and its Representatives keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Exchange; and

(b) neither it nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of its suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Exchange; except in each case to the extent that it is required by law to make any such disclosure regarding such transactions or as separately agreed by the parties; provided, however, that if it is required by law to make any such disclosure, the Seller or Underlying Asset advises the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

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4.7 Non-compete; Nonsolicitation.

a.                Each of the Seller and the Shareholders agrees that it will not, directly or indirectly (including through its Affiliates) (as such term is defined in Rule 405 of the Commission under the Securities Act), engage in, assist (financially or otherwise), render services to, or perform any activity that is competitive with the business of the Underlying Asset or substantially similar to the services rendered or the activities performed by such Shareholder or the Seller for the Underlying Asset in the capacity of a shareholder, officer, director or other management personnel, whether as an employee or an independent contractor (the “Protected Activities”). Notwithstanding the foregoing, each of the Shareholders and the Seller may own, directly or indirectly, an aggregate of no more than one percent (1%) of the outstanding stock or other equity interest of or in any publicly traded corporation or other business enterprise that engages in the Protected Activities, provided that such participation therein is solely as a passive investor and does not include any role, as applicable, as director, officer, manager or other service provider.

b.               From the Closing Date until the second anniversary of thereof, neither the Seller nor any Shareholder will, without the prior written consent of the Purchaser, directly, indirectly (including through his, her or its Affiliates (as such term is defined in Rule 405 of the Commission under the Securities Act)) or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity: (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ, any person who, as of the Agreement Date or at any time during the six (6) month period prior thereto, was an employee, consultant, agent or representative of the Underlying Asset and was engaged in the Business, whether or not for compensation and whether as an officer, employee, consultant, adviser, independent sales representative, vendor, independent contractor or participant (provided, however, that if any such employee is hired by the Purchaser and thereafter terminated by the Purchaser, then the Seller or Shareholders may hire such person), or (b) contact, solicit, service or otherwise have any dealings with any person or entity with whom the Purchaser has a then-current business relationship in connection with the Protected Activities or if such contact, solicitation or other dealings could reasonably be expected to adversely impact the Purchaser’s relationship with such person or entity.

4.8 Other Terms and Conditions.

The Seller and/or Underlying Asset undertakes to comply with the Seller Additional Undertakings set forth in the Confirmation.

ARTICLE V.

COVENANTS OF THE PURCHASER

5.1 Notification.

During the Pre-Closing Period, the Purchaser shall promptly notify the Seller in writing of:

(a) the discovery by the Purchaser of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by the Purchaser in this Agreement; and,

(b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement (except as a result of actions taken pursuant to the written consent of the Seller) and that is contrary to any representation or warranty made by the Purchaser in this Agreement;

5.2 Filings and Consents; Cooperation.

The Purchaser shall ensure that:

(a) Each filing or notice required to be made or given (pursuant to any applicable Law, Order or contract, or otherwise) by the Purchaser in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is made or given as soon as possible after the date of this Agreement;

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(b) Each Consent required to be obtained (pursuant to any applicable Law, Order or contract, or otherwise) by the Purchaser in connection with the execution and delivery of any of the Transactional Agreements, or in connection with the consummation or performance of the Exchange, is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

(c) During the Pre-Closing Period, the Purchaser and its Representatives cooperate with the Seller and their Representatives, and prepare and make available such documents and take such other actions as the Seller may request in good faith, in connection with any filing, notice or Consent that the Seller is required or elects to make, give or obtain.

5.3 Commercially Reasonable Efforts.

During the Pre-Closing Period, the Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Article VI and Article VII to be satisfied on a timely basis and so that the Closing can take place on or before the Closing Date, or as soon thereafter as is reasonably practical, in accordance with Section 1.5, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties or the Purchaser set forth in this Agreement becoming untrue or in any of the conditions of closing set forth in Article VI or Article VII not being satisfied.

5.4 Disclosure of Confidential Information.

(a) Each party shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement, including in each case the existence of the Agreement and the transactions contemplated hereby or any negotiations or discussions with respect thereto (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

(b) Save and except for transfer of rights expressly provided for under this Agreement, all Confidential Information shall remain the exclusive property of the Disclosing Party. The Disclosing Party’s disclosure of Confidential Information shall not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party’s patents, copyrights, trade secrets, trademarks or other intellectual property rights.

(c) The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this Agreement by the Receiving Party. The Receiving Party shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of such Confidential Information and prevent its further unauthorized use.

(d) The Receiving Party shall return or destroy all tangible materials embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) promptly following the Disclosing Party’s written request; provided, however, that, subject to the provisions of this Agreement, the Receiving Party may retain one copy of such materials in the confidential, restricted access files of its legal department for use only in the event a dispute arises between the parties related to the Transaction and only in connection with that dispute. At the Disclosing Party’s option, the Receiving Party shall provide written certification of its compliance with this Section.

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5.5 Indemnification.

(a) Each of the Seller and the Shareholders, jointly and severally, each shall defend, indemnify and hold harmless the Purchaser, and its respective employees, officers, directors, stockholders, controlling persons, affiliates, agents, successors and assigns (collectively, the “Purchaser Indemnified Persons”), and shall reimburse the Purchaser Indemnified Person, for, from and against any loss, liability, claim, damage, expense (including costs of investigation and defence and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), directly or indirectly, relating to, resulting from or arising out of:

(i) any untrue representations, misrepresentations or breach of warranty by or of the Seller , the Underlying Asset or the Shareholders contained in or pursuant to this Agreement, and the Seller or Underlying Asset Disclosure Schedule; (ii) any breach or nonfulfillment of any covenant, agreement or other obligation by or of the Underlying Asset, Seller or the Shareholders (only to the extent made or occurring prior to or at the Closing) contained in or pursuant to this Agreement, the Transaction Agreements executed by the Seller or any of the Shareholders in their individual capacity, the Seller or Underlying Asset Disclosure Schedule, or any of the other agreements, documents, schedules or exhibits to be entered into by the Seller or any of the Shareholders in their individual capacity pursuant to or in connection with this Agreement;

(ii) all of Pre-Closing liabilities of the Seller, the Underlying Asset or the Shareholders; and

(iii) any liability, claim, action or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which directly or indirectly relates to, arises or results from, or occurs in connection with facts or circumstances relating to the conduct of business of the Underlying Asset or the assets of the Underlying Asset, or events or circumstances existing on or prior to the Closing Date.

(b) Promptly after receipt by an indemnified Party under Section 5.6 of this Agreement of notice of a claim against it (“Claim”), such indemnified Party shall, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of such Claim, but the failure to so notify the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to any indemnified Party, except to the extent that the indemnifying Party demonstrates that the defence of such action is prejudiced by the indemnified Party’s failure to give such notice.

(c) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

5.6 Other Terms and Conditions.

The Purchaser undertakes to comply with the Purchaser Additional Undertakings set forth in the Confirmation.

ARTICLE VI.

CLOSING CONDITIONS OF THE PURCHASER

The Purchaser’s obligations to affect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

6.1 Accuracy of Representations and Warranties.

The representations and warranties of the Seller, the Underlying Asset and the Shareholders in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing. The Seller, the Underlying Asset and the Shareholders shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

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6.2 Additional Conditions to Closing.

(a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance of the Common Stock shall have been received.

(b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Exchange shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Exchange. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Body which are necessary for the consummation of the Exchange, other than those the failure to obtain which would not materially adversely affect the consummation of the Exchange or in the aggregate have a material adverse effect on the Parent Entity, the Purchaser and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Exchange, by any Governmental Body which, in connection with the grant of a Requisite Regulatory Approval, imposes any material condition or material restriction upon the Purchaser or the Parent Entity or the Underlying Asset, including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the Exchange as to render inadvisable the consummation of the Exchange.

6.3 Performance of Agreements.

The Seller or the Shareholders, as the case may be, shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required to be performed by the Seller, the Underlying Asset or any of the Shareholders, as the case may be, pursuant to this Agreement, except as the Purchaser has otherwise consented in writing.

6.4 Consents.

Each of the Consents identified or required to have been identified in the Seller or the Underlying Asset Disclosure Schedule shall have been obtained and shall be in full force and effect, other than those Consents, which have been expressly waived by the Purchaser.

6.5 No Material Adverse Change and Satisfactory Due Diligence.

There shall not have been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Underlying Asset since the date of this Agreement as determined by the Purchaser in its discretion. The Purchaser shall be satisfied in all respects with the results of its due diligence review of the or Underlying Asset.

6.6 Seller Closing Certificate.

In addition to the documents required to be received under this Agreement, the Purchaser shall also have received the following documents:

(a) copies of resolutions of the Seller, certified by a Secretary, Assistant Secretary or other appropriate officer of the Seller, authorizing the execution, delivery and performance of this Agreement and other Transactional Agreements;

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(b) good standing certificate of the Seller; and

(c) such other documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller or Underlying Asset, (ii) evidencing the compliance by the Seller or Underlying Asset, or the performance by the Seller or Underlying Asset of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (iii) evidencing the satisfaction of any condition set forth in Article VII or this Article VI, or (iv) otherwise facilitating the consummation or performance of the Exchange.

6.7 Transactional Agreements.

Each Person (other than the Purchaser) shall have executed and delivered prior to or on the Closing Date all Transactional Agreements to which it is to be a party.

6.8 Delivery of Stock Certificates, Minute Book and Corporate Seal.

The Shareholders shall have delivered to the Purchaser the stock books, stock ledgers, minute books and corporate seals of the Underlying Asset.

ARTICLE VII.

CLOSING CONDITIONS OF THE SHAREHOLDERS

The Shareholders’ obligations to affect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

7.1 Accuracy of Representations and Warranties.

The representations and warranties of the Purchaser in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing and the Purchaser shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

7.2 Additional Conditions to Closing.

(a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance and transfer of the Common Stock by the Parent Entity and the transfer of the Shares by the Seller shall have been received.

(b) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Exchange shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Exchange. All Requisite Regulatory Approvals shall have been filed, occurred or been obtained and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Exchange, by any federal or state Governmental Body which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon the Purchaser, its subsidiaries, the Seller or any of their subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the Exchange as to render inadvisable the consummation of the Exchange.

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7.3 Purchaser Closing Certificates.

The Shareholders shall have received the following documents:

(a) copies of resolutions of the Purchaser, certified by a Secretary, Assistant Secretary or other appropriate officer of the Purchaser, authorizing the execution, delivery and performance of the Transactional Agreements and the Exchange;

(b) good standing certificates from the British Virgin Islands; and

(c) such other documents as the Seller may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Purchaser, (ii) evidencing the compliance by the Purchaser with, or the performance by the Purchaser of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (iii) evidencing the satisfaction of any condition set forth in Article VI or this Article VII, or (iv) otherwise facilitating the consummation or performance of the Exchange.

7.4 Performance of Agreements.

The Purchaser shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required by the Purchaser pursuant to this Agreement, except as the Seller and the Shareholders have otherwise consented in writing.

7.5 Consents.

Each of the Consents identified or required to have been identified in Section 3.4 shall have been obtained and shall be in full force and effect, other than those Consents the absence of which shall not have a material adverse effect on the Purchaser.

ARTICLE VIII.

FURTHER ASSURANCES

Each of the parties hereto agrees that it will, from time to time after the date of the Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement, including the closing conditions described in Articles VI and VII. The Seller and the Shareholders shall reasonably cooperate with the Purchaser in its obtaining of the books and records of the Underlying Asset, or in preparing any solicitation materials to be sent to the shareholders of the Purchaser in connection with the approval of the Exchange and the transactions contemplated by the Transactional Agreements.

ARTICLE IX.

TERMINATION

9.1 Termination.

This Agreement may be terminated and the Exchange abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the Purchaser, the Seller and the Shareholders;

(b) by either the Purchaser, the Seller and the Shareholders if (i) there is a material Breach of any covenant or obligation by any party; provided, however, that if such Breach or Breaches are capable of being cured prior to the Closing Date, such Breach or Breaches shall not have been cured within 10 days of delivery of the written notice of such Breach;

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(c) by the Purchaser if the Closing has not taken place on or before the Closing Date, (except if as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement or in any other Transactional Agreement);

(d) by the Seller if the Closing has not taken place on or before the Closing Date (except if as a result of the failure on the part of the Seller or the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other Transactional Agreement);

(e) by the Purchaser or its subsidiaries, on the one hand or the Seller, on the other hand, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Exchange and such order, decree, ruling or any other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (f) shall have used all commercially reasonable efforts to remove such order, decree or ruling; or

(f) The parties hereby agree and acknowledge that a breach of the provisions of Articles 4.1, 4.2, 4.3, 4.4 and 4.6 are, without limitation, material Breaches of this Agreement.

9.2 Termination Procedures.

If the Purchaser wishes to terminate this Agreement pursuant to Section 9.1, the Purchaser shall deliver to the Shareholders and the Seller a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 9.1, the Seller shall deliver to the Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

9.3 Effect of Termination.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith have no further effect. Except for a termination resulting from a Breach by a party to this Agreement, there shall be no liability or obligation on the part of any party hereto. In the event of a breach, the remedies of the non-breaching party shall be to seek damages from the breaching party or to obtain an order for specific performance, in addition to or in lieu of other remedies provided herein. Upon request after termination, each party will redeliver or, at the option of the party receiving such request, destroy all reports, work papers and other material of any other party relating to the Exchange, whether obtained before or after the execution hereof, to the party furnishing same; provided, however, that the Seller and the Shareholders shall, in all events, remain bound by and continue to be subject to Section 4.6 and all parties shall in all events remain bound by and continue to be subject to Section 5.4 and 5.5.

Notwithstanding the above, both the Purchaser, on the one hand, and the Seller and the Shareholders, on the other hand, shall be entitled to announce the termination of this Agreement by means of a mutually acceptable press release.

ARTICLE X.

MISCELLANEOUS

10.1 Survival of Representations and Warranties.

All representations and warranties of the Seller, the Underlying Asset and the Shareholders in this Agreement and the Seller or Underlying Asset Disclosure Schedule shall survive indefinitely. The right to indemnification, reimbursement or other remedy based on such representations and warranties will not be affected by any investigation conducted by the parties.

10.2 Expenses.

Except as otherwise set forth herein, each of the parties to the Exchange shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

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10.3 Entire Agreement.

This Agreement and the other Transactional Agreements contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein, or therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties to this Agreement, relating to the subject matter contained in this Agreement and the other Transaction Agreements, which are not fully expressed herein or therein. The schedules and each exhibit attached to this Agreement or delivered pursuant to this Agreement are incorporated herein by this reference and constitute a part of this Agreement.

10.4 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

10.5 Descriptive Headings.

The Article and Section headings in this Agreement are for convenience only and shall not affect the meanings or construction of any provision of this Agreement.

10.6 Notices.

Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

If to the Purchaser: As set out in the Confirmation.

If to the Seller: As set out in the Confirmation.

If to the Shareholders: Address of Shareholders as set out in the Confirmation.

To such address or addresses as a party shall have previously designated by notice to the sender given in accordance with this section.

10.7 Choice of Law and Forum

This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to choice of law principles. Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a “Dispute”), shall be referred to and finally resolved by arbitration located in Hong Kong. The arbitration shall be conducted in accordance with the Hong Kong International Arbitration Centre Administrated Arbitration Rules (“the Rules”). Capitalized terms used in this Section which are not otherwise defined in this Agreement have the meaning given to them in the Rules. The arbitral tribunal shall consist of three arbitrators. The members of the arbitral tribunal shall be appointed in accordance with the Rules. The seat, or legal place of arbitration, shall be Hong Kong. The language used in the arbitral proceedings shall be English.

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10.8 Binding Effect; Benefits.

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties or their respective successors and permitted assigns, the Shareholders and other Persons expressly referred to herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.9 Assignability.

Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void.

10.10 Waiver and Amendment.

Any term or provision of this Agreement may be waived at any time by the party, which is entitled to the benefits thereof. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The parties may, by mutual agreement in writing, amend this Agreement in any respect. The Seller and the Shareholders hereby acknowledge their intent that this Agreement includes as a party any holder of capital stock in the Seller at the time of Closing. The Purchaser, the Seller and the Shareholders therefore agree that this Agreement may be amended, without the further consent of any party to this Agreement, (i) to add as a new Shareholder any existing shareholder of the Seller and (ii) to modify the Confirmation to reflect the addition of such shareholder.

10.11 Severability.

If any provision of this Agreement is held invalid or unenforceable by arbitration, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.12 Construction.

In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has or has had the opportunity to consult independent legal counsel regarding the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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EXHIBIT

OTHER DEFINITIONS

For purposes of the Agreement (including this Exhibit):

Agreement. “Agreement” shall mean the Share Exchange Agreement to which this Exhibit is attached (including all Disclosure Schedules and all Exhibits), as it may be amended from time to time.

Approved Plans. “Approved Plans” shall mean a stock option or similar plan for the benefit of employees or others, which has been approved by the shareholders of the Seller.

Breach. There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

Certificates. “Certificates” shall have the meaning specified in Section 1.3 of the Agreement.

Closing. “Closing” shall have the meaning specified in Section 1.5 of the Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

Confidential Information. “Confidential Information” shall mean all non public information disclosed by one party or its agents (the “Disclosing Party”) to the other party or its agents (the “Receiving Party”) that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential. Confidential Information includes, without limitation (i) non public information relating to the Disclosing Party’s technology, customers, vendors, suppliers, business plans, intellectual property, promotional and marketing activities, finances, agreements, transactions, financial information and other business affairs, and (ii) third-party information that the Disclosing Party is obligated to keep confidential.

Confidential Information does not include any information that (i) is or becomes publicly available without breach of this Agreement, (ii) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party, (iii) is received from a third party who, to the knowledge of the Receiving Party, did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by the Receiving Party without reference to any Confidential Information.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Disclosure Schedule Update. “Disclosure Schedule Update” shall have the meaning specified in Section 4.4 of the Agreement.

Entity. “Entity” shall mean any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environmental Laws. “Environmental Laws” shall mean any Law or other requirement relating to the protection of the environment, health, or safety from the release or disposal of hazardous materials.

Environmental Permit. “Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

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Equity Securities. “Equity Security” shall mean any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

Exchange Act. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

GAAP. “GAAP” shall mean United States Generally Accepted Accounting Principles, applied on a consistent basis.

Governmental Authorization. “Governmental Authorization” shall mean any:

(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or

(b) right under any contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any:

(a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); or

(d) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature, including any court, arbitrator, administrative agency or commissioner, or other governmental authority or instrumentality.

Indebtedness. “Indebtedness” shall mean any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

Intellectual Property. “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Knowledge. A corporation shall be deemed to have “knowledge” of a particular fact or matter only if a director or officer of such corporation has, had or should have had knowledge of such fact or matter.

Laws. “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

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Lien. “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge, right of first refusal, encumbrance or other adverse claim or interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

Material Adverse Effect. “Material Adverse Effect” means any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the affected party, in each case taken as a whole or (b) materially impair the ability of the affected party to perform its obligations under this Agreement and the Transaction Agreements, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the affected party operates.

Material Contract. “Material Contract” means any and all agreements, contracts, arrangements, understandings, leases, commitments or otherwise, providing for potential payments by or to the company in excess of USD1,000, and the amendments, supplements and modifications thereto.

Order. “Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Body.

Ordinary Course of Business. “Ordinary Course of Business” shall mean an action taken by the Seller if (i) such action is taken in normal operation, consistent with past practices, (ii) such action is not required to be authorized by the Shareholders, Board of Directors or any committee of the Board of the Directors or other governing body of the Seller and (iii) does not require any separate or special authorization or consent of any nature by any Governmental Body or third party.

Permitted Liens. “Permitted Liens” shall mean (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Pre-Closing Period. “Pre-Closing Period” shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

Representatives. “Representatives” of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party, including, without limitation, all subsidiaries of such specified party, and all such Persons with respect to such subsidiaries. The Related Persons of the Seller shall be deemed to be “Representatives” of the Seller, as applicable.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the United States Securities Act of 1933, as amended.

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Seller or Underlying Asset Disclosure Schedule. “Seller or Underlying Asset Disclosure Schedule” shall have the meaning specified in introduction to Article II of the Agreement.

Taxes. “Taxes” shall mean all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

Tax Group. “Tax Group” shall mean any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Seller is now or was formerly a member.

Tax Return. “Tax Return” shall mean any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Body with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Transaction Agreements. “Transactional Agreements” shall mean this Agreement and any agreement or document to be executed pursuant to this Agreement.

USD. “USD” shall mean the legal tender of the United States of America.

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